EXHIBIT 10.44

SOTHEBY'S RESTRICTED STOCK UNIT PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, effective as of the 26th day of February, 2015, is entered into between SOTHEBY'S, a Delaware corporation (the "Corporation"), and BRUNO VINCIGUERRA (the "Participant").

WITNESSETH:

WHEREAS, the Board of Directors of the Corporation (the "Board") has established the Sotheby's Restricted Stock Unit Plan, as amended (the "Plan") in order to provide employees of the Corporation with an opportunity to acquire shares of the Corporation's Common Stock, as an inducement to remain in the service of the Corporation or a Subsidiary and to promote the Participant’s commitment to the success of the Corporation during such service.

WHEREAS, subject to the execution of this Agreement, the Board has approved an award of Restricted Stock Units to the Participant in the amount and scheduled to vest on the dates (“Vesting Dates”) provided in Schedule 1 attached hereto.

NOW, THEREFORE, it is agreed as follows:

1.    Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan unless a term is specifically defined in the Severance Agreement dated January 1, 2015 (the “Severance Agreement”), in which case the Severance Agreement will control. The Plan is hereby incorporated in and made an integral part of this Agreement as if fully set forth herein. In the event of any inconsistency between any provision of the Plan and any provision of this Agreement, the provision of the Plan shall prevail unless the Agreement states that it is intended to differ from the Plan as authorized thereby with respect to a specific issue. The Participant hereby acknowledges that he has received a copy of the Plan and agrees to comply with the terms and conditions of the Plan and this Agreement.

2.    Award of Restricted Stock Units. Effective February 26, 2015 the Corporation hereby awards to the Participant 17,507 Restricted Stock Units (“RSUs”). If vested, each Restricted Stock Unit will be payable in one share of Common Stock of the Corporation. The Vesting Date shall also be the payment date. Registration in the participant’s name in book entry form of the shares of Common Stock underlying vested Restricted Stock Units will occur within sixty (60) days of the payment date.

3.    Voting and Dividend Rights. Except as otherwise determined by the Compensation Committee or required by applicable law, the Participant shall not have the right to vote the underlying shares of stock subject to a Restricted Stock Unit Award until the Restricted Stock Units have vested and the shares have been delivered to the Participant as provided in Section 6.3 of the Plan. The Participant will have the right to receive dividend equivalents on unvested Restricted Stock Units with respect to equivalent number of shares underlying the Restricted Stock Unit Award. Dividend equivalents, to the extent they are payable, shall be paid no later than sixty (60) days after any declared dividend is paid to shareholders. Such dividend equivalent payments made under this Agreement will be made by the Participant’s employer company and will be taxed to the Participant in accordance with applicable law. All distributions, if any, received by the Participant with respect to Restricted Stock Units awarded herein as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan and this Agreement.

4.    Termination of Employment. Subject to Section 4(a) herein, in the event the Participant (i) gives notice of that he is voluntarily terminating employment without Good Reason during the Defined Period; (ii) terminates his employment without Good Reason during the Defined Period; (iii) is terminated for Cause; or (iv) after terminating employment in such circumstance where continued vesting is provided under his Severance Agreement, he fails to comply with his obligations under the Severance Agreement, including, but not limited to, his obligations under the Extended Restricted Period, the Participant’s rights with respect to: x) Restricted Stock Units that are not vested shall be forfeited immediately and permanently and y) payment of ay dividend equivalents will cease. The Participant shall be 100% vested in his Restricted Stock Units in the event he terminates employment by reason of death, Disability or Retirement and, in such event, the Restricted Stock Units shall continue to be paid out on the scheduled Vesting Dates.

(a)    With respect to grants of Restricted Stock Units, a Participant shall also be 100% vested on the date of termination of the Participant’s employment either without Cause by the Corporation or for Good Reason by the Participant if such termination occurs within two (2) years after the date of a Change in Control (as defined in the Plan). In such event, the units shall continue to be paid out on the scheduled Vesting Dates.

(b)    Notwithstanding the foregoing, if a Change in Control occurs and the Common Stock thereafter is no longer available for payment of the Restricted Stock Unit Award, or the Restricted Stock Units are not assumed or converted into comparable awards with respect to shares of the acquiring or successor company (or parent thereof), then each Restricted Stock Unit, whether or not previously vested, shall be converted into the right to receive cash or, if the consideration paid to the Common Stock holders in the Change in Control was not cash, then into the right to receive consideration in a form that is equivalent in value to the form of consideration payable to the Common Stock holders in exchange for their shares of Common Stock, in an amount equal to the product of (i) the consideration per share payable to the Common Stock holders multiplied by (ii) the number of shares of Common Stock covered by the Restricted Stock Unit.  The Restricted Stock Unit to be settled with this alternate form of consideration shall continue to be paid out on the scheduled Vesting Dates. This alternate form of consideration shall become 100% vested after the date of a qualifying termination event as described above occurring within two (2) years of the date of a Change in Control and, in such event, shall continue to be paid out on the scheduled Vesting Dates.

5.    Securities Law Requirements.

(a)    Regardless of whether the offering and sale of the shares of Common Stock under the Plan have been registered under the United States Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. In the event that the sale of such shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, the Participant shall be required to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

(b)    Stock certificates evidencing such shares awarded under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this paragraph shall be conclusive as to all binding persons.

6.    Rights as an Employee. In the case that the Participant’s employment is “at-will”, or otherwise, nothing in the Plan or this Agreement shall be construed to give the Participant or any person the right to remain in the employment of the Corporation or a Subsidiary or to affect the right of the Corporation or Subsidiary to terminate the Participant’s or such other person’s employment at any time with or without cause.

7. Rights as a Shareholder. Nothing in the Plan or this Agreement shall be construed to give the Participant or any other person rights as a shareholder of the Corporation except to the extent specifically provided in the Plan or this Agreement.

8.    Inspection of Records. Copies of the Plan, records reflecting the Participant’s Restricted Stock Unit award(s), and any other documents and records that the Participant is entitled by law to inspect shall be open to inspection by the Participant and his or her duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

9.    Notices. Any notice to the Corporation contemplated by this Agreement shall be addressed to the attention of the Corporation’s Human Resource Department at 1334 York Avenue, New York, New York 10021; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

10.    Interpretation. The interpretation, construction, performance, and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Committee, and the Committee’s determinations shall be conclusive and binding on all interested persons.

11.    Choice of Law. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

SOTHEBY’S

By: /S/ SUSAN ALEXANDER
Its: EVP, Worldwide Head of HR

Dated:     February 26, 2015

By:     /S/ BRUNO VINCIGUERRA
Bruno Vinciguerra

Dated: February 27, 2015

SCHEDULE 1

Employee:    Bruno Vinciguerra
Date of Grant:    February 26, 2015
Restricted Stock Units Awarded: 17,507

RIGHT TO RECEIVE SHARES

Subject to the terms of the Plan and the conditions set forth in this Agreement, the Restricted Stock Units awarded subject to this Agreement shall vest as follows:

Restricted Stock Units Vested        Vesting Date

5,835    (33% of shares)         March 5, 2016
5,836    (33% of shares)            March 5, 2017
5,836    (34% of shares)            March 5, 2018

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